UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2017

TELEHEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(949) 423-6870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 2, 2017, TeleHealthCare, Inc. (the “Company”) held a special meeting of its holders of record of October 6, 2017. 49,250,000 shares of common stock par value $0.0001 per share (the “Commons Stock”) were present in person or by proxy and entitled to vote, representing approximately 67% of the Company’s outstanding voting capital stock as of the record date.

At the meeting, a majority of the Company’s outstanding Common Stock, voted to approve an amendment to the Company’s Articles of Incorporation (the “Amendment”) to (i) change the Company’s name to HeadTrainer, Inc.; (ii) to create a class of Ten Million (10,000,000) shares of blank check preferred stock, par value $0.01 per share; (iii) to effect a reverse stock split of the Common Stock on a three-for-on (3:1) basis; and (iv) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEHEALTHCARE, INC.

Date: November 22, 2017	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr. Chief Executive Officer